FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the 22nd day of September, 1997 by and among HOME PROPERTIES OF NEW YORK, L.P., a New York limited partnership (the "Surviving Partnership"), NOP CORP., a Pennsylvania corporation ("NOP"), and NORPARK PARTNERSHIP, a Pennsylvania limited partnership (the "Merged Partnership").

                            BACKGROUND

          A. The Surviving Partnership and New Orleans East Limited, a New Jersey limited partnership ("New Orleans East") are parties to an Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"). All capitalized terms in this Agreement which are not otherwise defined herein shall have the same meanings as such capitalized terms are given in the Merger Agreement.

          B. As provided in Section 11.1 of the Merger Agreement, NOP has, as of the date of this Agreement, dissolved New Orleans East and NOP and the Merged Partnership have become the fee owners of the Property, as tenants in common, in proportion to their respective Interests in New Orleans East.

          C. The parties hereto now wish to amend the Merger Agreement as provided in Section 11.1 thereof.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          1. NOP and the Merged Partnership are hereby added as additional parties to the Merger Agreement. The personal liability of NOP and the Merged Partnership shall be limited as provided in Section 9.14 of the Merger Agreement.

          2. New Orleans East is hereby deleted as a party to the Merger Agreement.

          3. The Merged Partnership, rather than New Orleans East, shall be merged into the Surviving Partnership substantially in accordance with the terms of the Merger Agreement.

          4. At the Closing, NOP shall contribute its interest in the Property to the Surviving Partnership.

          5. The parties hereto agree to take all actions which are necessary to effect the foregoing changes to the structure of the transactions described in the Merger Agreement.

          5. Except as amended by this Agreement, all of the terms and conditions

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of the Merger Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SURVIVING PARTNERSHIP:

HOME PROPERTIES OF NEW YORK,L.P., a New York limited partnership

By: Home Properties of New York, Inc.,
       its General Partner

       By:/s/ Ann M. McCormick
       ---------------------------------
       Ann M. McCormick, Vice President


NORPARK  PARTNERSHIP, a Pennsylvania limited partnership

By:   /s/ Henry A. Quinn
     --------------------------
       Henry A. Quinn, General Partner

NOP CORP.

By:/s/ Henry A. Quinn
   -------------------------------
   Henry A. Quinn, President